EXHIBIT 23.9

Consent of Ernst & Young LLP

Independent Auditors

Dated July 13, 2007

Exhibit 23.9

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 10, 2007 (except for Note 11, as to which the date is January 19, 2007) with respect to the consolidated financial statements of Booth Creek Ski Holdings, Inc. included in Post Effective Amendment Seven to the Registration Statement (Form S-11 No. 333-128662) and related Prospectus of CNL Income Properties Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Sacramento, California

July 13, 2007